UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2014

ASSOCIATED ESTATES REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-12486

Ohio	34-1747603
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 AEC PARKWAY, RICHMOND HEIGHTS, OHIO 44143-1550
(Address of principal executive offices)

(216) 261-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement.
On July 25, 2014, Associated Estates Realty Corporation (the “Company”) entered into an Amended and Restated Term Loan Agreement (as amended, the "Amended Term Loan") related to its $150 million unsecured term loan. Among other modifications reflected in Exhibit 4.1 to this Form 8-K, the Amended Term Loan extends the maturity date from January 3, 2018 to January 3, 2020, and reduces the interest rate spread over LIBOR across the pricing grid. The Amended Term Loan initially bears interest at LIBOR plus a spread of 140 basis points. The interest rate spread over LIBOR is based on the Company's credit ratings, and may range from 90 to 190 basis points for LIBOR-based loans. The Amended Term Loan was secured through PNC Capital Markets, LLC and Wells Fargo Securities, LLC acting as Co-Lead Arrangers, and PNC Bank, National Association acting as Administrative Agent. Wells Fargo Bank, N.A. acted as Syndication Agent, and U.S. Bank National Association acted as Documentation Agent. The other participating banks are Bank of America, N.A., Raymond James Bank, N.A., RBS Citizens, N.A., and Citibank, N.A. The Amended Term Loan contains financial covenants that include, without limitation, a maximum debt limitation and ratios related to net worth, leverage, fixed charge coverage, unencumbered interest coverage, and dividend payments. The Amended Term Loan includes other customary representations, warranties and covenants.
The Company also entered in a Third Amendment to Second Amended and Restated Credit Agreement to implement corresponding financial covenant modifications to the Company's Unsecured Revolving Credit Facility, as reflected in Exhibit 4.2 to this Form 8-K.
Bank of America, N.A., Citibank, N.A., PNC Bank, National Association, Raymond James Bank, N.A., RBS Citizens, N.A., U.S. Bank National Association, Wells Fargo Bank, N.A. and/or their respective affiliates have performed, and any or all of the banks and/or their affiliates may in the future perform, various commercial banking, investment banking and other administrative services for the Company for which they have received, as applicable, and may in the future receive, customary fees and expense reimbursement.
ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The contents of Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.
ITEM 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit 4.1. Amended and Restated Term Loan Agreement dated as of July 25, 2014, among Associated Estates Realty Corporation and PNC Bank, National Association and other entities who are parties thereto.

Exhibit 4.2. Third Amendment to Second Amended and Restated Credit Agreement dated as of July 25, 2014, among Associated Estates Realty Corporation and PNC Bank, National Association and other entities who are parties thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED ESTATES REALTY CORPORATION

July 31, 2014	/s/ Lou Fatica
(Date)	Lou Fatica, Senior Vice President
Treasurer and Chief Financial Officer

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